Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated August 3, 2007, relating to the financial statements of FacePrint Global Solutions, Inc. as of March 31, 2007, and for the periods then ended, appearing in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2007, which is incorporated by reference in the Company’s Registration Statement on Form S-8.

PRITCHETT, SILER & HARDY, P.C.

/s/ Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah August 24, 2007